EXHIBIT 3(ii)

                           MILGRAY ELECTRONICS, INC.

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                                    BY-LAWS

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                                   ARTICLE I

                                    OFFICES

     Section 1. The office of the corporation shall be located at Farmingdale, Town of Babylon, County of Suffolk, State of New York.

     Section 2. The corporation may also have offices at such other places both within and without the State of New York as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                        ANNUAL MEETINGS OF SHAREHOLDERS

     Section 1. All meetings of shareholders for the election of directors shall be held at the office of the corporation at Farmingdale, Town of Babylon, County of Suffolk, State of New York. Meetings of stockholders for any other purpose may be held at such places within the State of New York as shall be stated in the notice of meeting, or in a duly executed waiver of notice thereof.


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     Section 2. An annual meeting of the stockholders of the corporation shall be held on the third Wednesday of July in each year if not a legal holiday, and, if a legal holiday, then on the next secular day following, at 11:00 o'clock A.M., when they shall elect a board of directors by a plurality vote, and transact such other business as may properly come before the meeting.

     Section 3. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by resolution of the board of directors or by the president, and shall be called by the president or secretary at the request in writing of a majority of the board of directors or at the request in writing of a majority of the stockholders entitled to vote on the action proposed to be taken. Such request shall state the purpose or purposes of the proposed meeting.

     Section 4. Written notice of every meeting of stockholders, stating the purpose or purposes for which the meeting is called, the date and time and the place where it is to be held, shall be served, not less than ten nor more than forty days before the meeting, either personally or by mail, upon each stockholder entitled to vote at such meeting and upon each stockholder of record who, by reason of any action proposed at such meeting, would be entitled to have his stock appraised if such action were taken. If mailed, such notice shall be directed to a stockholder at his address

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as it shall appear on the books of the corporation unless he shall have filed with the secretary of the corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.

     Section 5. Business transacted at all special meetings shall be confined to the objects stated in the call.

     Section 6. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation or by these by-laws. If a quorum shall not be present or represented, the stockholders entitled to vote thereat, present or in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 7. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting

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unless the question is one upon which, by express provision of the statutes or of the certificate of incorporation or of these by-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     Section 8. Each stockholder of record having the right to vote shall be entitled at every meeting of the stockholders of the corporation to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the corporation, and such votes may be cast either in person or by written proxy.

     Section 9. Every proxy must be executed in writing by the stockholder or by his duly authorized attorney. No proxy shall be valid after the expiration of eleven months from the date of its execution unless it shall have specified therein its duration. Every proxy shall be revocable at the pleasure of the person executing it or of his personal representatives or assigns except in those cases where an irrevocable proxy is permitted by law.

                                   ARTICLE III

                                   DIRECTORS

     Section 1. The board of directors shall consist of not less than three nor more than 11 directors, all of whom shall be of full age and at least one of whom shall be a citizen of the United States and a resident of the State of New York. They shall be elected

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at the annual meeting of the stockholders and each director shall be elected to serve for one year and until his successor shall be elected and shall qualify.

     Section 2. Notwithstanding any other provisions of these by-laws, newly created directorships and all vacancies occurring in the board of directors may be filled by the affirmative vote of the remaining directors, though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office. A director elected to fill a newly created directorship shall serve until the next successive annual meeting of shareholders and until his successor shall have been elected and qualified.

     Section 3. The business of this corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws required to be exercised or done by the stockholders.

                             MEETINGS OF DIRECTORS

     Section 4. The directors may hold their meetings at the office of the corporation, in the State of New York, or at such other places, either within or without the State of New York, as they may from time to time determine.

     Section 5. Regular meetings of the board may be held without notice at such time and place as shall from time to time be determined by resolution of the board.


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     Section 6. Special meetings of the board may be called by the president on two days' notice to each director either personally or by mail or by wire; special meetings shall be called by the president or secretary in a like manner on the written request of two directors.

     Section 7. At all meetings of the board the presence of one-third of the entire number of directors shall be necessary to constitute a quorum and sufficient for the transaction of business and any act of a majority present at a meeting, at which there is a quorum, shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation or by these by-laws. If a quorum shall not be present at any meeting of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                              EXECUTIVE COMMITTEE

     Section 8. There may be an executive committee of two directors appointed by the board who may meet at stated times or on notice to all by any of their own number. They shall consult with and advise the officers of the corporation in the management of its business and exercise such powers of the board of directors as may be lawfully delegated by the board of directors. Vacancies shall be filled by the board of directors at any regular or special meeting. The executive committee shall keep regular minutes of its proceedings and report the same to the board when required.


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                           COMPENSATION OF DIRECTORS

     Section 9. Compensation of directors for services in their capacity as directors shall be determined by resolution of the board. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     Section 10. Any action required or permitted to be taken by the board of any committee thereof may be taken without a meeting if all members of the board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the board or committee shall be filed with the minutes of the proceedings of the board or committee.

     Section 11. Any one or more members of the board or any committee thereof may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE IV

                                WAIVER OF NOTICE

     Section 1. Whenever by statute, the provisions of the certificate of incorporation or these by-laws, the stockholders or the board of directors are authorized to take any action after notice, such notice may be waived, in writing, before or after the holding of the meeting, by the person or persons entitled to

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such notice, or, in the case of a stockholder, by his attorney thereunto authorized.

                                   ARTICLE V

                                    OFFICERS

     Section 1. The officers of the corporation shall be a president, a vice president, a secretary and a treasurer. Any two of the aforesaid offices, except those of president and vice-president, may be held by the same person. The board of directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers.

     Section 2. The directors, immediately after each annual meeting of stockholders, shall appoint from their number a president and shall also choose one or more vice-presidents, a secretary and a treasurer who need not be members of the board.

     Section 3. The board may appoint such other officers, agents and employees as it shall deem necessary who shall have such authority and shall perform such duties as from time to time shall be prescribed by the board.

     Section 4. The salaries of all officers of the corporation shall be fixed by the board of directors.

     Section 5. The officers of the corporation shall hold office for one year and until their successors are chosen and qualify in their stead. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the directors. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the board of directors.


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                                 THE PRESIDENT

     Section 6. The president shall be the chief executive officer of the corporation; he shall preside at all meetings of the stockholders and directors; he shall have the management of the business of the corporation and shall see that all orders and resolutions are carried into effect.

                               THE VICE-PRESIDENTS

     Section 7. The vice-president or, if there be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                  THE SECRETARY

     Section 8. The secretary shall attend all sessions of the board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for any committee appointed by the board. He shall give or cause to be given notice of all meetings of stockholders and special meetings of the board of directors and shall perform such other duties as may be prescribed by the board of directors. He shall keep in safe custody the seal of the corporation and affix it to any instrument when authorized by the board of directors.

                                 THE TREASURER

     Section 9. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate


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accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board, taking proper vouchers for such disbursements, and shall render to the president and directors at the regular meetings of the board, or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the corporation.

     Section 10. He shall, if required by the board, give the corporation a bond in such sum or sums and with such surety or sureties as shall be satisfactory to the board, conditioned upon the faithful performance of his duties and for the restoration to the corporation in case of his death, resignation, retirement or removal from office of all books, papers, vouchers, money and other property of whatever kind in his possession, or under his control belonging to the corporation.

                                   ARTICLE VI

                             CERTIFICATES OF STOCK

     Section 1. The certificates of stock of the corporation shall be numbered and entered in the books of the corporation as they are issued. They shall exhibit the holder's name and the number of shares and shall be signed by the president or a vice president and the treasurer or an assistant treasurer or the secretary or an assistant secretary and shall bear the corporate seal. Such seal may be a facsimile, engraved or printed. Where any such certificate is signed by a transfer agent or transfer clerk, and by a registrar, the signature of any such officers may be facsimiles, engraved or printed.

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                               LOST CERTIFICATES

     Section 2. The board of directors may direct a new certificate or certificates to be issued in place or any certificate or certificates theretofore issued by the corporation, alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

                               TRANSFERS OF STOCK

     Section 3. Upon surrender to the corporation or the transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer of stock shall be entered on the stock book of the corporation which shall be kept at its principal office in New York.

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     Section 4. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of New York.

                                   ARTICLE VII

                               GENERAL PROVISIONS

               CLOSING OF TRANSFER BOOK OR FIXING OF RECORD DATE

     Section 1. The board of directors may prescribe a period not exceeding forty days prior to the date of meetings of the stockholders or prior to the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose without a meeting, during which no transfer of stock on the books of the corporation may be made; or in lieu of prohibiting the transfer of stock, may fix a time not more than forty days prior to the date of any meeting of stockholders or prior to the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose without a meeting, as the time as of which stockholders entitled to notice of and to vote at such a meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined; and all persons who were holders of record of voting stock

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at such time and no others shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be. The board of directors may also fix a time not exceeding forty days preceding the date fixed for a payment of any dividend or the making of any distribution, or for the delivery of evidences of rights, or evidences of interests arising out of any change, conversion or exchange of capital stock, as a record time for the determination of the stockholders entitled to receive any such dividend, distribution, rights or interests, or, at its option, in lieu of so fixing a record time, may prescribe a period not exceeding forty days prior to the date for such payment, distribution or delivery during which no transfer of stock on the books of the corporation may be made.

                                   DIVIDENDS

     Section 2. Dividends upon the capital stock of the corporation, subject to any provisions of the certificate of incorporation relating thereto, may be declared by the board of directors at any regular or special meeting, pursuant to law.

     Section 3. Before payment of any dividend, there may be set aside out of the net profits of the corporation available for dividends such sum or sums as the directors from time to time in their absolute discretion think proper as a reserve fund to meet contingencies, or for equalizing

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dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                      SEAL

     Section 4. The seal of the corporation shall be circular in form and contain the name of the corporation, the year of its organization and the words "Corporate Seal, New York". The seal may be used by causing it to be impressed directly on the instrument, or writing to be sealed, or upon adhesive substance affixed thereto. The seal on any corporate obligation for payment of money may be facsimile, engraved or printed.

                                     CHECKS

     Section 5. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                  FISCAL YEAR

     Section 6. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

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                                  ARTICLE VIII

                                   AMENDMENTS

     Section 1. HOW AMENDED. These By-Laws may be altered, amended, repealed or added to by the vote of the Board of Directors of this corporation at any regular meeting of said Board, or at a special meeting of Directors called for that purpose provided a quorum of the Directors, as provided by law and by the Certificate of Incorporation, are present at such regular or special meeting. These By-Laws, and any amendments thereto and new By-Laws added by the Directors may be amended, altered or replaced by the stockholders at any annual or special meeting of the stockholders.

                                   ARTICLE IX

                                INDEMNIFICATION

     Section 1. The corporation shall indemnify its officers and directors to the fullest extent permitted by the New York Business Corporation Law. Without limiting the generality of the preceding sentence, the corporation shall indemnify to the full extent permitted by, and in the manner permissible under, the laws of the State of New York any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact


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that he or she or his or her testator or intestate is or was a director or officer of the corporation or any predecessor of the corporation, or served any other enterprise as a director or officer at the request of the corporation or any predecessor corporation.

     Expenses incurred by a director or officer of the corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that he or she was a director or officer of the corporation (or was serving at the corporation's request as a director or officer of another enterprise or corporation) shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if and to the extent it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized by relevant sections of the New York Business Corporation Law.

     The Board of Directors in its discretion shall have the power on behalf of the corporation to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he or she or his or her testator or intestate, is or was an employee or agent of the


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corporation and to pay the expenses incurred by any such person defending such action, suit or proceeding.

     The foregoing rights of indemnification shall not be deemed exclusive of any other rights to which any director or officer may be entitled apart from the provisions of this Article IX.